UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2008

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7407

(Our telephone number)

Dover Glen, Inc.

330 Clematis Street, Suite 217

West Palm Beach, FL

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Change in Control of Registrant.

On December 16, 2008, Corporate Services International, a Delaware corporation and the registrant’s principal stockholder, sold 9,000,000 shares of Series B preferred stock of the registrant and 10,000,000 shares of common stock of the registrant to PetroTech Holdings Corp., a Delaware corporation, for $350,000.

PetroTech Holdings Corp. is owned by Valens U.S. SPV I, LLC (“VUS”), Valens Offshore SPV I, Ltd. (“VOF1”), Valens Offshore SPV II, Corp. (“VOF2”), Laurus Master Fund, Ltd. (In Voluntary Liquidation) (“LMF”), Calliope Capital Corporation (“CCC”) and PSource Structured Debt Limited (“PSource”). LMF, CCC and PSource are each managed by Laurus Capital Management, LLC. VUS, VOF1 and VOF2 are each managed by Valens Capital Management, LLC. Eugene Grin and David Grin, through other entities, are the controlling principals of Valens Capital Management, LLC and Laurus Capital Management, LLC.

On December 16, 2008, PetroTech Holdings Corp. submitted a conversion notice to the registrant for its 9,000,000 shares of Series B preferred stock. Each share of Series B preferred stock of the registrant converts into 10 shares of common stock of the registrant.

As a result of the acquisition and subsequent conversion, PetroTech Holdings Corp. is the owner of 100,000,000 shares of common stock of the registrant which, as of December 16, 2008, represented 99.9% of the total issued and outstanding common stock of the registrant and 99.9% of the voting power. There is currently no issued and outstanding shares of preferred stock of the registrant.

On December 19, 2008, PetroTech Holdings Corp. assigned its entire interest in PetroAlgae LLC to the registrant.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2008, Michael Anthony, the President, Secretary, Chief Financial Officer and sole Director of the registrant resigned from all positions held at the registrant.

Effective December 16, 2008, Messrs. Sayan Navaratnam, John Scott and Isaac Szpilzinger were elected to the Board of Directors of the registrant. The newly constituted Board of Directors of the registrant appointed David Szostak as the President, Secretary and Treasurer of the registrant.

David Szostak, age 53, is a certified public accountant. He is currently the Chief Financial Officer and a Director of XL TechGroup, Inc. Mr. Szostak has worked at XL TechGroup, Inc., or its predecessor companies, since 1987. He started in 1987 as a Corporate Controller and has been the Chief Financial Officer of XL TechGroup, Inc. (or its predecessor companies) since 1990. Mr. Szostak is a Director on the Board of TyraTech, Inc. He earned his Bachelor of Science in finance at Southern Illinois University, with graduate studies at DePaul University in Chicago.

Mr. Szostak has not entered into any compensatory plan, contract or arrangement with the registrant in connection with his appointment as the President, Secretary and Treasurer of the registrant.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 19, 2008, Dover Glen, Inc. changed its name from “Dover Glen, Inc.” to “PetroAlgae Inc.” A copy of the amendment to the articles of incorporation effecting this change is filed herewith as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On December 22, 2008, PetroAlgae LLC issued a press release with respect to the assignment by PetroTech Holdings Corp. of its entire interest in PetroAlgae LLC to PetroAlgae Inc. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this Item 7.01 from Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibit Index

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Dover Glen, Inc.

99.1	Press Release, dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: December 22, 2008	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President